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Management  Services  Memorandum
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This  Memorandum  is  BY  and  BETWEEN

RRUN  Ventures  Network  Inc.  (RRUN)
having  office  at  4th  floor  62  w.  8th  Ave  Vancouver,  BC  V5Y  1M7

And  Emanuel  Koseos  (EKO)

having  office  at  4th  floor  62  w.  8th  Ave  Vancouver,  BC  V5Y  1M7.

Whereas this Memorandum outlines the understanding of the parties of the following terms and conditions of Service between RRUN and EKO ,

1)     Role  and  Scope  of  Work  (Schedule  A,  if  needed)
   * EKO will act as an officer of RRUN and act as officer and director for AXXUS Corporation (AXXUS) and other select RRUN subsidiaries and provide exclusive services for RRUN, AXXUS and for select RRUN subsidiaries. See Schedule for details

2)     Term  &  Compensation
a)     TERM:  Starting  on  January  1,  2002  for  a  term  of  5  years.
b) Cash Compensation. $10,000 USD /month ($120,000 USD/year) To be paid by in whole or in part by AXXUS
Annual  Cash  Compensation  will  be  reviewed  every  year  of  the  Term.
EKO will be employed and paid Cash Compensation as a staff contractor, whereby the cash compensation will be invoiced and paid monthly, both parties will have the right at anytime to pay Cash compensation as a salaried employee, neither party will unreasonably withhold the exercising of such right.
EKO will have the right to receive additional Cash Compensation from RRUN subsidiaries/ventures that EKO is contributing significant services.
c)     Stock  Compensation  (SCHEDULE  B)  -  stock  options  &  stock  grant
d) BONUS - EKO will have the right to earn bonuses from RRUN or any of its subsidiaries/ventures. The type of bonuses will be of the following nature:
a)     Additional  Cash  Compensation based on To Be Determined (TBD) milestones
b) Additional Stock Compensation (Stock Options or Grants) based on TBD milestones
c)     Additional  Stock  Options  on  TBD  milestones
No bonuses will be payable until the specific bonus terms are determined and approved by the board and subsequently earned by EKO.
e)  Property  Development  Compensation
As part of EKO's overall compensation, RRUN will afford EKO the right to receive royalty or income sharing compensation rights in all technology products, services or ventures created, co-created, invented or co invented or conceptualized or co conceptualized by EKO for RRUN or any of its subsidiaries/ventures. These Property Development Compensation will be negotiated on a case by case basis and will executed via separate Property Development agreements. Any Cash Compensation Paid to EKO will be deducted from any Property Development Compensation owed to EKO before


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Management  Services  Memorandum
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Property Development
Compensation is commenced and therefore considered advances on Property Development Compensation. All Property Development Agreements and subsequent Property Development Compensation will be subject to approval of the Board of Directors of RRUN or the relevant RRUN subsidiary/venture.
f)     Termination  Terms
  i. Notice Terms - If RRUN terminates this memorandum it must give EKO 60 days written notice. IF EKO terminates this memorandum it must give RRUN 90 days written notice.
  ii. Termination Provisions - If EKO is terminated the following provisions will take effect:
   * All outstanding invoices or salaries for EKO will become due and payable immediately
   * All  outstanding  Loans  from  EKO  are  due  and  payable  immediately
   * EKO will have the right to convert any outstanding invoices, salaries, loans payable or other income payable to common stock @ reasonable discount to market price with demand registration rights
   * All  unvested  options  will  be  vested  immediately
   * All  Property  Development  Compensation  Agreements  will remain in effect
   * RRUN will have the right to offer a buy out of EKO's equity position, convertible rights and any and all Property Development Compensation Agreements

g) Both parties understand that this Memorandum provides the basis for a long-form agreement to be completed within 90 days of the signing of this memorandum.

4) In the case the long form contract is not fully executed before the end of 90 days as per clause 3 above the 90 day period will automatically be renewed to afford time to complete the agreement.

5) This memorandum and any subsequent long-form agreement are subject to approval by the Board of Directors of RRUN.

6) This memorandum once approved by the Board of Directors of RRUN will be binding upon both parties until replaced by the aforementioned long form agreement.

Agreed  and  Accepted  on  this  1st  day  of  January,  2002.




/S/ Edwin Kwong                         /s/ Emanuel  Koseos
_______________________________         ________________________________
RRUN  Ventures  Network  Inc
Authorized  Signatory                   Emanuel  Koseos

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Management  Services  Memorandum
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Schedule  A
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Role  and  Scope  of  Work
  *  ROLE  #1  -  CTO  RRUN  Ventures  Network  Inc.
  *  ROLE  #2  -  co-Chairman,  Interim  co  CEO  AXXUS


  * All above roles have the following scope of work duties including but not limited to the following: developing, directing and managing the technology development of each company's technology research and development and technology product completion from concept through to architecture design, alpha, and beta stages.




Schedule  B
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Stock  Options

100,000  Stock  Options  in  RRUN  Ventures  Network  at  $0.50  per  share.
     50%  within  the  1st  year,
     and  evenly  every  6  months  for  years  2  &  3.

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